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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in this registration statement of Philadelphia Consolidated Holding Corp. and Subsidiaries on
Form S-8 of our report dated February 7, 1997, on our audits of the consolidated financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 which report is incorporated by reference in the Annual Report on Form 10-K.


/s/ Coopers & Lybrand, L.L.P.
-----------------------------
Coopers & Lybrand, L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
June 19, 1997